UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction	(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AAON, Inc. (“AAON” or the “Company”) announced today that Jack E. Short has informed AAON that he has decided to complete his current term and retire from the AAON Board of Directors (the “Board”) at AAON’s 2020 Annual Meeting of Stockholders. Mr. Short’s decision not to stand for re-election is not the result of any disagreement with management or the Board related to AAON’s operations, policies or practices.

A copy of the press release announcing Mr. Short’s retirement is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press release dated May 16, 2019 announcing retirement of Director Jack Short.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	May 16, 2019	By:	/s/ Luke A. Bomer
Luke A Bomer, Secretary